Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

TAYLOR

(A Business of United Technologies Corporation)

As of and for the year-ended December 31, 2017

COMBINED FINANCIAL STATEMENTS

TAYLOR

(A Business of United Technologies Corporation)

Report of Independent Auditors

To Management and the Board of Directors of United Technologies Corporation

We have audited the accompanying combined financial statements of Carrier Commercial Refrigeration, Inc., Taylor Food Service Equipment Trading (Shanghai) Co. Ltd., Taylor Company S.r.l and certain assets of Shanghai Carrier Transicold Co. Ltd (collectively “Taylor”), which comprise the combined balance sheet as of December 31, 2017, and the related combined statements of operations, of comprehensive income, of changes in net investment and of cash flows for the year then ended.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Taylor as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut

August 20, 2018

PricewaterhouseCoopers LLP, 185 Asylum Street, Suite 2400, Hartford, CT 06103-3404

T: (860) 241 7000, F: (860) 241 7590, www.pwc.com/us

TAYLOR

COMBINED STATEMENT OF OPERATIONS

For the year ending
(dollars in thousands)	December 31, 2017
Net Sales:
Product sales	$292,220
Service sales	15,960
308,180
Costs and Expenses:
Cost of products sold	202,434
Cost of services sold	12,825
Research and development	5,329
Selling, general and administrative	35,341
52,251
Other income, net	124
Operating profit	52,375
Non-service pension (benefit)	(2,621)
Interest expense, net	146
Income from operations before income taxes	54,850
Income tax expense	17,423
Net income	$37,427

See accompanying Notes to Combined Financial Statements

TAYLOR

COMBINED STATEMENT OF COMPREHENSIVE INCOME

For the year ending
(dollars in thousands)	December 31, 2017
Net income	$37,427
Other comprehensive income
Foreign currency translation adjustments arising during period	739
Comprehensive income	$38,166

See accompanying Notes to Combined Financial Statements

TAYLOR

COMBINED BALANCE SHEET

(dollars in thousands)	As of December 31, 2017
Assets
Cash	$10,184
Accounts receivable, net	27,895
Inventories, net	27,425
Other assets, current	297
Total Current Assets	65,801
Future income tax benefits	373
Fixed assets, net	19,815
Goodwill	186,290
Intangible assets, net	17,082
Total Assets	$289,361
Liabilities and UTC Net Investment
Accounts payable	$20,518
Accrued liabilities	22,986
Customer advances and deferred revenues	10,187
Total Current Liabilities	53,691
Other long-term liabilities	23,371
Total Liabilities	77,062
Commitments and contingent liabilities (Note 14)
UTC Net Investment:
UTC net investment	212,401
Accumulated other comprehensive (loss)	(102)
Total UTC Net Investment	212,299
Total Liabilities and UTC Net Investment	$289,361

See accompanying Notes to Combined Financial Statements

TAYLOR

COMBINED STATEMENT OF CHANGES IN NET INVESTMENT

(dollars in thousands)	UTC net investment	Accumulated other comprehensive (loss) income	Total Equity
Balance at December 31, 2016	$217,777	$(841)	$216,936
Net income	37,427		37,427
Common dividend	(1,057)		(1,057)
Other comprehensive income		739	739
Net transactions with affiliates	(41,746)		(41,746)
Balance at December 31, 2017	$212,401	$(102)	$212,299

See accompanying Notes to Combined Financial Statements

TAYLOR

COMBINED STATEMENT OF CASH FLOWS

For the year ending
(dollars in thousands)	December 31, 2017
Operating Activities:
Net income	$37,427

Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	4,049
Deferred income tax (benefit)	(1,457)

Change in:
Accounts receivable	5,067
Inventories	(3,864)
Accounts payable and accrued liabilities	4,854
Customer advances and deferred revenues	(651)
Other operating activities, net	(1)
Net cash flows provided by operating activities	45,424
Investing Activities:
Capital expenditures	(3,215)
Other investing activities	(500)
Net cash flows used in investing activities	(3,715)
Financing Activities:
Net transactions with affiliates	(41,746)
Dividends paid	(1,057)
Net cash flows (used in) financing activities	(42,803)

Effect of foreign exchange rate changes on cash and cash equivalents	846
Net decrease in cash and cash equivalents	(248)
Cash and cash equivalents, beginning of year	10,432
Cash and cash equivalents, end of year	$10,184

Supplemental Disclosure of Cash Flow Information:
Non-cash investing activities
Fixed assets acquired included in accrued liabilities	$350
Intangible asset acquired included in accrued liabilities	$1,500
Cash paid during the period
Interest paid	$456
Income taxes paid, net of refunds	$18,727

See accompanying Notes to Combined Financial Statements

TAYLOR

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF THE BUSINESS

Carrier Commercial Refrigeration, Inc., Taylor Foodservice Equipment Trading (Shanghai) Co. Ltd., Taylor Company S.r.l are wholly owned subsidiaries of Carrier Corporation (Carrier).  Included in these financial statements are the financial statements of Carrier Commercial Refrigeration, Inc., Taylor Foodservice Equipment Trading (Shanghai) Co. Ltd., Taylor S.r.l and certain assets of Shanghai Carrier Transicold Co. Ltd, a part of Carrier performing manufacturing service on behalf of Taylor (collectively “Taylor”). Carrier is a wholly owned subsidiary of United Technologies Corporation (UTC).

Taylor co-designs, manufactures and sells two sided cooking grills, continuous dispensing batch freezers, specialty blenders, frozen beverage dispensers, shake freezers, smoothie mixers, and soft serve and frozen yogurt freezers and related parts for food service under the Taylor Company, Flavor Burst, BRAS, Vitamix/Razzle, Henny Penny, Frigomat and Hamilton Beach brands.

NOTE 2: BASIS OF PRESENTATION

Historically, Taylor operated as a part of UTC and not a standalone company; consequently, stand-alone financial statements have not historically been prepared for Taylor. The accompanying audited Combined Financial Statements have been prepared from Carrier and UTC’s historical accounting records and are presented on a stand-alone basis as if Taylor’s operations had been conducted independently from Carrier and UTC.

The audited Combined Statement of Operations include all revenues and costs as well as assets and liabilities directly attributable to Taylor, including costs for facilities, functions and services used by Taylor. Costs for certain functions and services performed by centralized Carrier and UTC organizations are directly charged to Taylor based on usage or other allocation methods. The results of operations include allocations of (i) costs for administrative functions and services performed on behalf of Taylor by centralized groups within Carrier and UTC; (ii) Carrier and UTC’s general corporate expenses; and (iii) certain pension and other post-retirement benefit costs (see Note 4 for a description of the allocation methodologies employed).  As more fully described in Note 10, current and deferred income taxes and related tax expense have been determined based on the stand-alone results of Taylor.

All charges and allocations for facilities, functions and services performed by Carrier and UTC organizations have been deemed paid by Taylor to Carrier and UTC in the period in which the cost was recorded in the audited Combined Statement of Operations.  Taylor’s portion of its domestic and certain non-US income taxes payable is deemed to have been remitted to UTC in the period the related tax expense was recorded.  Taylor’s portion of current domestic and certain non-U.S. income taxes receivable is deemed to have been remitted to Taylor by UTC in the period to which the receivable applies only to the extent that a refund of such taxes could have been recognized by Taylor on a stand-alone basis under the law of the relevant taxing jurisdiction.

UTC uses a centralized approach to cash management and financing its operations. Accordingly, none of the cash, debt or related interest expense on UTC’s books has been allocated to Taylor in the audited Combined Financial Statements.  However, cash balances primarily associated with certain foreign entities that do not participate in UTC’s cash management program have been included in the audited Combined Financial Statements. Transactions between Carrier, UTC and Taylor are accounted for through UTC’s Net Investment (see Note 4 for additional information). Transactions between UTC and Taylor are deemed to have been settled immediately through UTC’s Net Investment.

All of the allocations and estimates in the audited Combined Financial Statements are based on assumptions that management believes are reasonable.  However, the audited Combined Financial Statements included herein may not be indicative of the financial position, results of operations and cash flows of Taylor in the future, or if Taylor had been a separate, stand-alone entity during the periods presented.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Basis of Combination. All significant intracompany accounts and transactions within Taylor have been eliminated in the preparation of the audited Combined Financial Statements. All significant intercompany transactions with Carrier and UTC are deemed to have been paid in the period the cost was incurred.

Cash. Cash and cash equivalents includes cash on hand, demand deposits and short-term cash investments that are highly liquid in nature and have original maturities of three months or less.

Taylor participates in UTC’s centralized cash management and financing programs (see Note 4 for additional information). The cash reflected on the audited Combined Balance Sheet substantially represents cash on hand at certain foreign entities that do not participate in the centralized cash management program.

Accounts Receivable. Accounts receivable associated with long-term contracts consist of billed amounts. Billed amounts include invoices presented to customers that have not been paid. Receivables are recognized net of an allowance for doubtful accounts.  Accounts receivable are carried at amounts that approximate fair value. We primarily estimate reserves for losses on receivables by specific identification based on an assessment of the customers’ ability to make required payments. These items are expected to be collected in the normal course of business.

Fair Value of Financial Instruments. The carrying amount of trade receivables, accounts payable and accrued expenses approximates fair value due to the short maturity (less than one year) of the instruments.

Inventories. Inventories are stated at the lower of cost or net realizable value and are based on first-in, first-out (FIFO) methods.  Valuation reserves for excess, obsolete, and slow-moving inventory are estimated by comparing the inventory levels of individual parts to both future sales forecasts or production requirements and historical usage rates in order to identify inventory where the resale value or replacement value is less than inventoriable cost. Other factors that management considers in determining the adequacy of these reserves include whether individual inventory parts meet current specifications and cannot be substituted for a part currently being sold or used as a service part, overall market conditions, and other inventory management initiatives. Manufacturing costs are allocated to current production and firm contracts.

Goodwill. Goodwill represents costs in excess of fair values assigned to the underlying net assets of acquired businesses. Goodwill is not amortized and is subject to annual impairment testing using the guidance and criteria described in the Intangibles - Goodwill and Other Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC). This testing compares carrying values to fair values and, when appropriate, the carrying value of these assets is reduced to fair value.

In January 2017, the FASB issued Accounting Standards Update (ASU) 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.  This ASU eliminates Step 2 of the current goodwill impairment test, which requires a hypothetical purchase price allocation to measure goodwill impairment. A goodwill impairment loss will instead be measured at the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the recorded amount of goodwill.  The provisions of this ASU are effective for years beginning after December 15, 2020, with early adoption permitted for any impairment test performed on testing dates after January 1, 2017. We early adopted this standard as of July 1, 2017 and this ASU did not have a significant impact on our financial statements or disclosures.

Intangible Assets. Intangible assets consist of trademarks, patents, and other intangible assets, as discussed in Note 8.  Acquired intangible assets are recognized at fair value in purchase accounting and then amortized to cost of sales and selling, general and administrative expenses over the applicable useful lives. Useful lives of finite-lived intangible assets are estimated based upon the nature of the intangible asset and the industry in which the intangible asset is used.  These intangible assets are amortized based on the pattern in which the economic benefits of the intangible assets are consumed.  If a pattern of economic benefit cannot be reliably determined, a straight-line amortization method is used.  The useful lives of intangibles range from 5 to 40 years.

Other Long-Lived Assets. We evaluate the potential impairment of other long-lived assets whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. If the carrying value of other long-lived assets held and used exceeds the sum of the undiscounted expected future cash flows, the carrying value is written down to fair value.

Income Taxes. Income taxes as presented herein, attribute current and deferred income taxes of UTC to Taylor’s stand-alone financial statements in a manner that is systematic, rational and consistent with the asset and liability method prescribed by ASC 740: Income Taxes.  Accordingly, Taylor’s income tax provision was prepared following the separate return method.  The separate return method applies ASC 740 to the stand-alone financial statements of each member to the consolidated group as if the group members were a separate taxpayer and a stand-alone enterprise.  As a result, actual transactions included in the consolidated financial statements of UTC may not be included in the separate audited Combined Financial Statements of Taylor.  Similarly, the tax treatment of certain items reflected in the audited Combined Financial Statements of Taylor may not be reflected in the consolidated financial statements and tax returns of UTC.  Therefore, such items as net operating losses, credit carry-forwards and valuation allowances may exist in the stand-alone financial statements that may or may not exist in UTC’s consolidated financial statements.

In the ordinary course of business there is inherent uncertainty in quantifying our income tax positions. We assess our income tax positions and record tax benefits for all years subject to examination based upon management’s evaluation of the facts, circumstances, and information available at the reporting date. For those tax positions where it is more-likely-than-not that a tax benefit will be sustained, we have recorded the largest amount of tax benefit with a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where it is not more-likely-than-not that a tax benefit will be sustained, no tax benefit has been recognized in the financial statements. Where applicable, associated interest expense has also been recognized. We recognize accrued interest related to unrecognized tax benefits in interest expense. Penalties, if incurred, would be recognized as a component of income tax expense.

On December 22, 2017 Public Law 115-97 “An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018” was enacted.  This law is commonly referred to as the Tax Cuts and Jobs Act of 2017 (TCJA). The TCJA contains a new law that may subject the Company to a tax on Global Intangible Low-Taxed Income (GILTI), beginning in 2018. GILTI is a tax on foreign income in excess of a deemed return on tangible assets of foreign corporations. The FASB has provided that companies subject to GILTI have the option to account for the GILTI tax as a period cost if and when incurred, or to recognize deferred taxes for temporary differences, including outside basis differences, expected to reverse as GILTI. We have elected to account for GILTI as a period cost, if incurred.

Revenue Recognition.  We recognize sales for products and services in accordance with the provisions of Staff Accounting Bulletin (SAB) Topic 13, Revenue Recognition, as applicable.  Sales within the scope of this SAB Topic are recognized when persuasive evidence of an arrangement exists, product delivery has occurred or services have been rendered, pricing is fixed or determinable and collectability is reasonably assured.  For separately priced product maintenance, sales are recognized over the contract period on a straight-line basis.

We customarily offer our customers incentives to purchase products to ensure an adequate supply of its products in the distribution channels. The principal incentive program provides reimbursements to distributors for offering promotional pricing for our products. We account for incentive payments made as a reduction in sales.

Taylor enters into arrangements that can include a combination of services and products. Where elements are delivered over different periods of time, and when allowed under generally accepted accounting principles in the United States of America (US GAAP), revenue is allocated to the respective elements based on their relative selling prices at the inception of the arrangement, and revenue is recognized as each element is delivered. We use a hierarchy to determine the fair value to be used for allocating revenue to elements: (i) vendor-specific objective evidence of fair value (VSOE), (ii) third-party evidence, and (iii) best estimate of selling price (ESP). Generally, VSOE is the price charged when the deliverable is sold separately or the price established by management for a product that is not yet sold if it is probable that the price will not change before introduction into the marketplace. ESPs are established as best estimates of what the selling prices would be if the deliverables were sold regularly on a stand-alone basis. Our process for determining ESPs requires judgment and considers multiple factors that may vary over time depending upon the unique facts and circumstances related to each deliverable.

Accounting Standards Update: In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. In 2015 and 2016, The FASB issued various updates to this ASU as follows:

•                  ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date — delays the effective date of ASU 2014-09 by one year.

•                  ASU 2016-08, Revenue from Contracts with Customers (Topic 606), Principal versus Agent Considerations (Reporting Revenue Gross versus Net) — clarifies how an entity should identify the unit of accounting (i.e. the specified good or service) for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements.

•                  ASU 2016-10, Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing — clarifies the guidance surrounding licensing arrangements and the identification of performance obligations.

•                  ASU 2016-12, Revenue from Contracts with Customers (Topic 606), Narrow-Scope Improvements and Practical Expedients — addresses implementation issues raised by stakeholders concerning collectability, noncash consideration, presentation sales tax, and transition.

•                  ASU 2016-20, Revenue from Contracts with Customers (Topic 606), - addresses loan guarantee fees, impairment testing of contract costs, provisions for losses on certain contracts, and various disclosures.

ASU 2014-09 and its related amendments (collectively, the “New Revenue Standard”) are effective for reporting periods beginning after December 15, 2017 and interim periods therein. In accordance with the standard, we have adopted the New Revenue Standard effective January 1, 2018 and elected the modified retrospective approach with no cumulative effect of adoption having to be recognized by Taylor.

We expect the New Revenue Standard will have no impact on our 2018 revenue and net income.  Adoption of the New Revenue Standard will not result in income statement classification changes.  The New Revenue Standard will result in the establishment of contract asset and contract liability balance sheet accounts, and the reclassification to a new account from Customer advances and deferred revenues. The New Revenue Standard requires ongoing incremental disclosures including explanation of significant changes in the contract asset and contract liability balances, and disaggregation of revenue into categories that depict how the nature, amount timing and uncertainty of revenue and cash flows are affected by economic factors.

Product Performance Obligations.  We generally charge for service and warranty policies on our products for periods up to five years and record such estimated future liabilities. Liabilities under such guarantees are largely based upon historical experience. We accrued for such costs that are probable and can be reasonably estimated. Adjustments are made to accruals as claim data and historical experience warrant. See Note 13 for additional details on the warranty accruals. The liability for warranty obligations is included in Accrued liabilities and Other Long-term Liabilities in the accompanying audited Combined Balance Sheet.

Research and Development. Research and development costs are expensed as incurred.

Environmental.  Environmental investigatory, remediation, operating and maintenance costs are accrued when it is probable that a liability has been incurred and the amount can be reasonably estimated. The most likely cost to be incurred is accrued based on an evaluation of currently available facts with respect to each individual site, including existing technology, current laws and regulations and prior remediation experience. Where no amount within a range of estimates is more likely, the minimum is accrued. For sites with multiple responsible parties, we consider our likely proportionate share of the anticipated remediation costs and the ability of the other parties to fulfill their obligations in establishing a provision for those costs. Accrued environmental liabilities are not reduced by potential insurance reimbursements. See Note 14 for additional details on the environmental remediation activities.

Asset Retirement Obligations. We record the fair value of legal obligations associated with the retirement of tangible long-lived assets in the period in which it is determined to exist, if a reasonable estimate of fair value can be made. Upon initial recognition of a liability, we capitalize the cost of the asset retirement obligation by increasing the carrying amount of the related long-lived asset. Over time, the liability is increased for changes in its present value and the capitalized cost is depreciated over the useful life of the related asset. As of December 31, 2017, the outstanding liability for asset retirement obligations was $161 thousand and is included in Other Long-term Liabilities in the accompanying audited Combined Balance Sheet.

UTC Net Investment.  Taylor’s equity on the audited Combined Balance Sheet represents UTC’s net investment in the Taylor business and is presented as “UTC Net Investment” in lieu of stockholders’ equity. The audited Statement of Changes in Net Investment include net cash transfers and other property transfers between Carrier and UTC and Taylor as well as intercompany receivables and payables between Taylor and other Carrier and UTC affiliates that were settled on a current basis. UTC performs cash management and other treasury-related functions on a centralized basis for nearly all of its legal entities, which includes Taylor and, consequently, the net cash generated by Taylor is transferred to Carrier and UTC through the intercompany accounts.

Foreign Exchange. We conduct business in different currencies and, accordingly, are subject to the inherent risks associated with foreign exchange rate movements. The financial position and results of operations of our foreign subsidiaries are measured using the local currency as the functional currency. Foreign currency denominated assets and liabilities are translated into U.S Dollars at the exchange rates existing at the respective balance sheet dates, and income and expense items are translated at the average exchange rates during the respective periods.  The aggregate effects of translating the balance sheet of these subsidiaries are deferred as a separate component of UTC Net Investment.

Accounting Pronouncements. In February 2018, the FASB issued ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (Topic 220). The new standard allows companies to reclassify to retained earnings the stranded tax effects in accumulated other comprehensive income (“AOCI”) from the newly-enacted TCJA. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. We do not expect this ASU to have a material impact on Taylor’s retained earnings, AOCI, cash flows, and results of operations.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. This ASU requires the income tax consequences of an intra-entity transfer of an asset, other than inventory, to be recognized when the transfer occurs. Two common examples of assets included in the scope of this update are intellectual property and property, plant, and equipment. The provisions of this ASU are effective for years beginning after December 15, 2017, with early adoption permitted. We do not expect this ASU to have a significant impact on our financial statements or disclosures. We adopted the new standard effective January 1, 2018.

In March 2017, the FASB issued ASU 2017-07, Compensation—Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. This ASU requires an employer to report the service cost component of net periodic pension benefit cost in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period, with other cost components presented separately from the service cost component and outside of income from operations. This ASU also allows only the service cost component of net periodic pension benefit cost to be eligible for capitalization when applicable. The provisions of this ASU are effective for years beginning after December 15, 2017, and we adopted the new standard effective January 1, 2018. Provisions related to presentation of the service cost components versus other cost components must be applied retrospectively, while provisions related to service cost component eligibility for capitalization must be applied prospectively. This ASU primarily impacts the presentation of net periodic pension cost/benefit and therefore we do not expect this ASU to have a material impact on net income; however, it will result in changes to reported operating profit.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and in July 2018, the FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases.  The new standard establishes a right-of-use (ROU) model that requires a lessees to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the Combined Statement of Income. In addition, this standard requires a lessor to classify leases as either sales-type, finance or operating. A lease will be treated as a sale if it transfers all the risks and reward, as well as control of the underlying asset, to the lessee. If risk and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risks and rewards or control, the lease is treated as operating.

ASU 2016-02 and ASU 2018-10 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases and lessors for sales-type, direct financing, and operating leases existing at or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. We are still evaluating the impact of our pending adoption of the new standard on our financial statements. We do not expect these ASU’s to have a material impact on our cash flows or results of operations.

NOTE 4: RELATED PARTIES

Historically, Taylor has been managed and operated in the normal course of business with other affiliates of Carrier. Accordingly, certain shared costs have been allocated to Taylor and reflected as expenses in the stand-alone audited Combined Financial Statements.

Related Party Purchases and Sales

Throughout the period covered by the audited Combined Financial Statements, Taylor sold product to Carrier and its non-Taylor businesses.  Sales in the Combined Statement of Operations include sales to affiliates of Carrier of $4.4 million for the year ended December 31, 2017.  Cost of goods sold in the audited Combined Statement of Operations includes purchases from affiliates of Carrier and UTC of $3.3 million for the year ended December 31, 2017.

Allocated Centralized Costs

Both Carrier and UTC incur corporate costs for services provided to Taylor as well as other Carrier and UTC businesses. These services include treasury, tax, accounting, human resources, audit, legal, corporate research and development, purchasing, information technology and other such services. The costs associated with these services generally include all payroll and benefit costs, as well as overhead costs related to the support functions. UTC also allocates costs associated with corporate insurance coverage and medical, pension, post-retirement and other health plan costs for employees participating in UTC sponsored plans.  Allocations are based on a number of utilization measures including headcount, proportionate usage and relative revenues. All such amounts have been deemed to have been incurred and settled by Taylor in the period in which the costs were recorded.

The allocated functional service expenses and general corporate expenses for the year ended December 31, 2017 are as follows:

(dollars in thousands)	2017
Selling, general and administrative expenses	$5,163
Research and development expenses	275
Total allocated expenses	$5,438

In the opinion of the management of Carrier and Taylor the expense and cost allocations have been determined on a basis considered to be a reasonable reflection of the utilization of services provided or the benefit received by Taylor during the period presented.  The amounts that would have been, or will be incurred, on a stand-alone basis could differ from the amounts allocated due to economies of scale, difference in management judgment, a requirement for more or fewer employees or other factors. Management does not believe, however, that it is practicable to estimate what these expenses would have been had Taylor operated as an independent entity, including any expenses associated with obtaining any of these services from unaffiliated entities. In addition, the future results of operations, financial position and cash flows could differ materially from the historical results presented herein.

Cash Management and Financing

Taylor participates in UTC’s centralized cash management and financing programs. Disbursements are made through centralized accounts payable systems which are operated by UTC.  Cash receipts are transferred to centralized accounts, which are also maintained by UTC. As cash is received and disbursed by UTC, it is accounted for by Taylor through UTC’s Net Investment. All short and long-term debt is financed by UTC and financing decisions for wholly and majority owned subsidiaries is determined by central UTC treasury operations. As such, none of the cash, debt or related interest expense has been allocated to Taylor in the audited Combined Financial Statements other than cash associated primarily with certain foreign entities that do not participate in the centralized cash management program.

Accounts Receivable and Payable

Accounts receivable and payable between Taylor and Carrier and its non-Taylor businesses are settled on a current basis and have primarily been accounted for through the UTC’s Net Investment account in the audited Combined Financial Statements. The UTC Net Investment includes intercompany receivables due from Carrier and its affiliates of $469 million as of December 31, 2017. The UTC Net Investment includes intercompany payables due to Carrier and its affiliates of $27 million as of December 31, 2017.

NOTE 5: ACCOUNTS RECEIVABLE, NET

The accounts receivable as of December 31, 2017 are as follows:

(dollars in thousands)	2017
Trade receivables	$27,770
Miscellaneous	282
Total receivables	28,052
Allowance for bad debts	(157)
Accounts receivable, net	$27,895

Bad debt expense was $79 thousand for the year ended December 31, 2017.

NOTE 6: INVENTORIES, NET

The inventory as of December 31, 2017 are as follows:

(dollars in thousands)	2017
Raw materials	$1,260
Work-in-process	16,446
Finished goods	13,700
Inventory reserves	(3,981)
Inventories, net	$27,425

NOTE 7: FIXED ASSETS, NET

Fixed assets are recorded at cost and are depreciated over the estimated useful lives of individual assets.  Fixed assets as of December 31, 2017 are as follows:

(dollars in thousands)	Estimated Useful Lives	2017
Land		$63
Buildings and improvements	10-28 years	22,610
Machinery, tools and equipment	3-10 years	32,263
Assets under construction		1,233
		56,169
Accumulated depreciation		(36,354)
Fixed assets, net		$19,815

Depreciation expense was $3.3 million for the year ended December 31, 2017.

NOTE 8: GOODWILL AND INTANGIBLE ASSETS

Goodwill.  Goodwill as of December 31, 2017 was $186.3 million.  There were no changes to goodwill in 2017.

Intangible Assets. Identifiable intangible assets as of December 31, 2017 are comprised of the following:

	2017
(dollars in thousands)	Gross Amount	Accumulated Amortization
Patents and trademarks	$27,400	$(12,218)
Other intangibles	2,897	(997)
Total Intangibles	$30,297	$(13,215)

Amortization of intangible assets was $763 thousand for the year ended December 31, 2017. The following is the expected amortization of intangible assets for 2018 through 2022:

(dollars in thousands)	2018	2019	2020	2021	2022
Amortization expense	$1,063	$1,063	$1,063	$1,063	$963

NOTE 9: CUSTOMER ADVANCES AND DEFERRED REVENUES & ACCRUED LIABILITIES

Current Customer advances and deferred revenue and Accrued liabilities as of December 31, 2017 are as follows:

(dollars in thousands)	2017
Customer advances and deferred revenues	$10,187

Accrued salaries, wages and employee benefits	$6,747
Warranty accruals	4,790
Environmental reserves	570
Other	10,879
Accrued liabilities	$22,986

As is customary in the industry, in light of the long-term nature of some of our contracts, we may receive advances from customers which will subsequently be liquidated to sales upon delivery of product or other satisfaction of the revenue earning process.  Deferred revenues largely represents these customer payments received in advance of the provision of related services, and will generally be recognized as sales upon the provision of related services.  See Note 12, Other Long-term Liabilities, for information on the long-term components of Deferred revenue and Environmental reserves.

NOTE 10: INCOME TAXES

Income Before Income Taxes.  For year ended December 31, 2017 the sources of income from continuing operations before income taxes are:

(dollars in thousands)	2017
United States	$51,929
Foreign	2,921
$54,850

The Company recorded a tax benefit of ($2.3) million in connection with the passage of the TCJA.  This amount relates to U.S. income tax attributable to previously undistributed earnings of Taylor’s international subsidiaries and equity investments, net of foreign tax credits, and the revaluation of U.S. deferred income taxes. In accordance with SAB 118 issued on December 22, 2017, the U.S. income tax attributable to the TCJA’s deemed repatriation provision, the revaluation of U.S. deferred taxes and the tax consequences relating to states with current conformity to the Internal Revenue Code are provisional amounts.  Due to the enactment date and tax complexities of the TCJA, the Company has not completed its accounting related to these items.

To complete the accounting associated with the TCJA, the Company will continue to review the technical interpretations of the underlying law, monitor state legislative changes, and review U.S. federal and state guidance as it is issued.  Further, the Company will continue to accumulate and refine the relevant data and computational elements needed to finalize its accounting for the effects of the TCJA by December 22, 2018.

Prior to enactment of the TCJA, with few exceptions, U.S. income taxes had not been provided on undistributed earnings of Taylor’s international subsidiaries as the Company had intended to reinvest such earnings permanently outside the U.S. or to repatriate such earnings only when it was tax effective to do so.  As of December 31, 2017 such undistributed earnings were approximately $14.9 million.  The Company is evaluating the impact of the TCJA on its existing accounting position related to the undistributed earnings.  Due to the inherent complexities in determining any incremental U.S. Federal and State taxes and the non-U.S. taxes that may be due if the earnings were remitted to the U.S. and in accordance with SAB 118 this evaluation has not been completed and no provisional amount has been recorded in regard to this amount.

Provision for Income Taxes.  The income tax expense (benefit) for the year ended December 31, 2017, consisted of the following components:

(dollars in thousands)	2017
Current:
United States:
Federal	$14,917
State	3,356
Foreign	607
18,880
Future:
United States:
Federal	(1,692)
State	269
Foreign	(34)
(1,457)
Income tax expense	$17,423

Reconciliation of Effective Income Tax Rate.  Differences between effective income tax rates and the statutory U.S. federal income tax rate for the year ended December 31, 2017 are as follows:

2017
Statutory U.S. federal income tax rate	35.0%
Tax on international activities	(0.8)
State income taxes	4.3
U.S. tax reform	(4.3)
Domestic Production Activities	(2.3)
Other	(0.1)
Effective income tax rate	31.8%

The effective income tax rates for the year ended December 31, 2017 reflect tax benefits associated to the passage of the TCJA, lower tax rates on international earnings permanently reinvested outside the United States, credits related to research and development and deductions related to domestic production activities.

Deferred Tax Assets and Liabilities.  Future income taxes represent the tax effects of transactions which are reported in different periods for tax and financial reporting purposes. These amounts consist of the tax effects of temporary differences between the tax and financial reporting balance sheet and tax carry-forwards. Current and non-current future income tax benefits and payables within the same tax jurisdiction are generally offset for presentation in the Combined Balance Sheet. The amounts have been provisionally adjusted for the impact of the TCJA.

The tax effects of net temporary differences and tax carry-forwards which gave rise to future income tax benefits and payables at December 31, 2017 are as follows:

(dollars in thousands)	2017
Future income tax benefits:
Insurance and employee benefits	$1,661
Other asset basis differences	2,277
Other liability basis differences	8,128
$12,066
Future income taxes payable:
Other asset basis differences	$17,647
$17,647

Unrecognized Tax Benefits.  At December 31, 2017, we had gross tax-effected unrecognized tax benefits of $481 thousand, all of which, if recognized, would impact the effective tax rate.  A reconciliation of the beginning and ending amounts of unrecognized tax benefits and interest expense related to unrecognized tax benefits for the year ended December 31, 2017 are as follows:

(dollars in thousands)	2017
Balance at December 31, 2016	$310
Additions for tax positions related to the current year	171
Balance at December 31, 2017	$481
Gross interest expense related to unrecognized tax benefits	$13
Total accrued interest balance at December 31	$28

We conduct business globally and, as a result one or more of our subsidiaries files income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. In the normal course of business we are subject to examination by taxing authorities throughout the world, including such major jurisdictions as China and the United States. With few exceptions, we are no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations for years before 2008.

NOTE 11: EMPLOYEE BENEFIT PLANS

UTC sponsors numerous employee benefit plans, which certain employees of Taylor participate in as discussed below.

Employee Savings Plans. UTC sponsors and contributes to defined contribution employee savings plans. Certain employees of Taylor are also eligible to receive profit sharing contributions under a defined contributions plan. Our contributions to employee savings plans were $859 thousand for the year ended December 31, 2017.

Pension and Postretirement Benefits. UTC sponsors both funded and unfunded domestic and foreign defined benefit pension plans that cover a large number of employees. Benefits for union employees are generally based on a stated amount for each year of service. For non-union employees, benefits are generally based on an employee’s years of service and compensation near retirement. Effective January 1, 2015, the formula changed to the existing cash balance formula that was adopted in 2003 for newly hired non-union employees and for other non-union employees who made a one-time voluntary election to have future benefit accruals determined under this formula.  Taylor participates in UTC’s U.S. plans as though they are participants in a multi-employer plan with the other businesses of UTC. The risks of participating in a multiemployer plan is different from single-employer plan in that assets contributed are pooled and may be used to provide benefits to employees of other participating employers. If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers. Lastly, if UTC chooses to stop participating in some of the multiemployer plans, UTC may be required to pay those plans a withdrawal liability based on the underfunded status of the plan.

An employer that participates in a multi-employer defined benefit plan is not required to report a liability beyond the contributions currently due and unpaid to the plan. Therefore, no assets or liabilities related to these plans have been included in the Combined Balance Sheet.  For purposes of these combined financial statements, the amounts in the following table represent the allocation of cost to Taylor for the significant plans in which Taylor participates.  These pension and post retirement expenses were allocated to Taylor and reported in cost of goods sold, selling, general and administrative expenses and non-service pension costs. The amounts for pension and retirement expenses for the year ended December 31, 2017 were as follows:

(dollars in thousands)	2017
Service cost	$1,600
Non-Service pension (income)	(2,621)
Total	$(1,021)

Taylor was not allocated any portion of UTC contributions in 2017.  UTC is not required to make additional contributions in their domestic defined benefit plans through the end of 2028.

UTC sponsors a number of post-retirement plans that provide health and life benefits to eligible retirees.  Such benefits are provided primarily from domestic plans.  The post-retirement plans are unfunded.

NOTE 12: OTHER LONG-TERM LIABILITIES

Other long-term liabilities as of December 31, 2017 are as follows:

(dollars in thousands)	2017
Non-current tax liability	$5,954
Environmental reserves	9,259
Deferred revenue	6,016
Other	2,142
Total long-term liabilities	$23,371

NOTE 13: WARRANTIES

The changes in the carrying amount of service and product warranties for the year ended December 31, 2017 are as follows:

(Dollars in thousands)	2017
Balance as of December 31, 2016	$5,454
Warranties issued	2,772
Settlements made	(3,443)
Other	7
Balance as of December 31, 2017	$4,790

NOTE 14: COMMITMENTS & CONTINGENT LIABILITIES

Except as otherwise noted, while we are unable to predict the final outcome, based on information currently available, we do not believe that resolution of any of the following matters will have a material adverse effect upon our competitive position, results of operations, cash flows or financial condition.

Leases. We occupy space and use certain equipment under lease arrangements. Rental commitments at December 31, 2017 under long-term non-cancelable operating leases are payable as follows: $562 thousand in 2018, $437 thousand in 2019, $359 thousand in 2020, $291 thousand in 2021 and $205 thousand in 2022.  Rent expense was $1.0 million in the year ended December 31, 2017.

Environmental. Our operations are subject to environmental regulation by federal, state and local authorities in the United States and regulatory authorities with jurisdiction over our foreign operations.  As described in Note 3 to the audited Combined Financial Statements, we have accrued for the costs of environmental remediation activities and periodically reassess these amounts. We believe that the likelihood of incurring losses materially in excess of amounts accrued is remote. As of December 31, 2017, the outstanding liability for environmental obligations was $9.8 million and is included in Accrued liabilities and Other Long-Term Liabilities in the accompanying audited Combined Balance Sheet.

Other.  We have accrued for environmental investigatory, remediation, operating and maintenance costs, performance guarantees and other litigation and claims based on our estimate of the probable outcome of these matters. While it is possible that the outcome of these matters may differ from the recorded liability, we believe that resolution of these matters will not have a material impact on our competitive position, results of operations, cash flows or financial condition.

We also have other commitments and contingent liabilities related to legal proceedings and other matters arising out of the normal course of business. We accrue contingencies based upon a range of possible outcomes. If no amount within this range is a better estimate than any other, then we accrue the minimum amount.

We are also subject to a number of routine lawsuits, investigations and claims (some of which involve substantial amounts) arising out of the ordinary course of our business. We do not believe that these matters will have a material adverse effect upon our competitive position, results of operations, cash flows or financial condition.

NOTE 15: SUBSEQUENT EVENTS

Subsequent events have been evaluated through August 20, 2018, the date the financial statements were available to be issued. As of such date, the subsequent events identified that required recognition or disclosure are below.

On May 10, 2018 and May 11, 2018, Taylor Foodservice Equipment Trading (Shanghai) Co. Ltd, declared dividends payable to Carrier Asia Limited for $2.3 million and $3.5 million, respectively. These dividends were paid on May 30, 2018 and May 31, 2018, respectively.

On June 8, 2018 and June 21, 2018, the directors of Carrier Commercial Refrigeration, Inc. declared a dividend on issued and outstanding common shares of $424.4 million and $1.3 million payable to Carrier Corporation. These dividends were accounted for through UTC’s Net Investment.

On June 22, 2018, Carrier Corporation sold Taylor to The Middleby Corporation for $1 billion, subject to certain adjustments set forth in the Stock Purchase Agreement dated May 18, 2018. Following the sale, UTC will no longer consolidate Taylor into its operating results.